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                                                                    EXHIBIT 10.1

                       MORGAN STANLEY MORTGAGE CAPITAL INC.


                            MORTGAGE LOAN APPLICATION


                                                                    June 3, 2004

Vestin Fund III
c/o Bruce R. Francis
LJ Melody & Company
2415 East Camelback Road, Suite 410
Phoenix, AZ 85016

                        Re:  Property: Vestin Building
                             Address: Las Vegas, NV
                             MSMCI Loan No.: 04-17260

Ladies and Gentlemen:

         The undersigned ("Applicant" or "Controlling Entity") does hereby apply to you, Morgan Stanley Mortgage Capital Inc., New York corporation ("Lender" or "MSMCI"), to make a first mortgage loan (the "Loan") to be secured by the property described in Exhibit A (the "Property") on the terms and conditions set forth herein, in Exhibits A and B attached hereto and made a part hereof and in the Final Approval Letter, if issued., subject to completion of MSMCI's underwriting of the Loan and MSMCI's final credit committee approval of all terms and conditions contained herein, including the Loan Amount (this "Application"). Applicant understands that MSMCI agrees to make, or cause to be made, the Loan to an entity primarily affiliated with the Controlling Entity (the "Borrower") provided that the following items are satisfied: (i) MSMCI receives and approves, as hereinafter set forth, the items in clauses (a) through (t) below, (ii) MSMCI receives a duly executed copy of this Application, and (iii) MSMCI receives the Good Faith Deposit, or the required portion thereof as described herein within five (5) business days from the date hereof.

         Applicant agrees that MSMCI's agreement to fund the Loan is contingent upon its receipt and approval of (a) an MAI appraisal prepared by an independent appraiser acceptable to MSMCI in accordance with FIRREA standards (the "Appraisal"), (b) capital expenditure budget(s), (c) engineering report(s), (d) environmental report(s), (e) legal opinion(s) regarding the Borrower's ownership structure, the enforceability of the Loan documents and such other matters as Lender's counsel may require, (f) title insurance, (g) survey(s), (h) certified current and historical rent rolls and property operating statements, (i) management agreement(s), (j) organizational documents, (k) financial statements, credit reports and UCC, litigation, bankruptcy and judgment searches for the Borrower, the Controlling Entity, all entities comprising the Borrower and Key Principals (as defined in Exhibit A), (l) copies of the standard form of lease,
(m) copies of all commercial space leases, historical tenant sales data, tenant estoppels and subordination, non-disturbance and attornment agreements, (n) current and prior years' real estate tax statements, (o) evidence of casualty, liability and other insurance, (p)

                                                                /s/ MS

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evidence of establishment of operations and maintenance plans for possible asbestos-containing materials, lead-based paint or radon, if applicable, (q) evidence of compliance with all applicable laws and ordinances, (r) a site inspection of the Property by MSMCI or its designee, (s) evidence of an acceptable Minimum DSCR (as defined in Exhibit A) for the Property at closing together with (t) such other documentation as MSMCI may, in its sole and absolute discretion, require. All of the aforementioned items must be satisfactory to MSMCI and its counsel, in their sole discretion. Controlling Entity further confirms for itself and on behalf of the Borrower that all tenants listed on the Property rent roll are in physical occupancy at the time of loan closing of their space and that no tenant has exercised any right to "go dark" in their lease.

         Applicant agrees that MSMCI's agreement to fund the Loan is also contingent upon the satisfaction of the following conditions: (i) there shall have been no material adverse change between application and closing (A) in the operation, performance or condition (financial, physical or otherwise) of the Property, the Borrower, the Controlling Entity, any one or more of the persons or entities comprising the Borrower, any Key Principal or any major tenant at the Property, or (B) in secondary market conditions or in the general or commercial real estate markets, each of (i)(A) and (i)(B) above to be determined by Lender in its sole discretion, (ii) the Borrower shall have executed and delivered all such documents, instruments and certificates as MSMCI and its counsel may require, in their sole and absolute discretion, to evidence and secure the Loan (the "Loan Documents"), (iii) the documents and agreements under which the Borrower (and its constituent entities to the extent required by Lender's counsel) is formed or organized must provide (A) that such entity is a newly formed, bankruptcy-remote single purpose entity in accordance with the requirements of the national credit rating agencies and (B) for certain other restrictions on its procedures and activities that are satisfactory to MSMCI and its counsel in their sole discretion, and (iv) any and all Additional Closing Conditions outlined in Exhibits A and B.

         The parties agree that pursuant to Section 5-1401 of the New York General Obligations Law, this Application, and the interpretation and enforcement hereof, and all rights and duties of the parties hereunder, and all matters and issues arising out of or relating in any way to this Application, shall be governed exclusively by, and construed in accordance with, the law of the State of New York, without regard to the conflict of laws provisions thereof. Each party to this Application (a) shall commence and maintain any action, suit, proceeding or litigation (each, an "Action") arising out of or relating in any way to this Application exclusively in the courts of the State of New York sitting in the County of New York or in any federal court sitting in the County of New York, and in no other court or forum, and (b) hereby (i) irrevocably submits to the exclusive personal jurisdiction of the courts of the State of New York sitting in the County of New York pursuant to Section 5-1402 of the New York General Obligations Law and any federal court sitting in the County of New York, and any appellate courts to which appeals may be taken therefrom, for the purposes of any such Action against it, and (ii) waives any and all rights under the law of the State of New York or of any other jurisdiction to object to the exclusive jurisdiction of, or the commencement of any such Action in, the courts of


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the State of New York sitting in the County of New York or the federal courts sitting in the County of New York. Each party to this Application hereby waives and agrees not to assert, as a defense in or to any such Action, (A) that such party is not subject to the exclusive jurisdiction submitted to above or that such Action may not be brought or is not maintainable in the courts identified above, or that this Application may not be enforced in or by such courts or that such party is exempt or immune from execution, (B) that such Action is brought in an inconvenient forum, or (C) that the venue of such Action is improper.

         Any party to this Application that shall be the prevailing party in any Action arising out of or relating in any way to this Application shall be paid its reasonable legal fees and disbursements incurred in connection with such Action by any adverse party or parties therein. In the absence of agreement between or among the parties, the court in which such Action shall have been conducted shall determine (i) whether a given party is a "prevailing party" or an "adverse party;" (ii) whether the Action is one "arising out of or relating in any way to this Application;" (iii) whether any requested legal fees and disbursements are "reasonable;" (iv) whether such fees and disbursements were "incurred in connection with such Action" and (v) in the event of multiple adverse parties, in what amounts any award of fees and disbursements shall be allocated against them.

         Notwithstanding anything contained in this Application to the contrary, under no circumstances shall Controlling Entity or Borrower be entitled to specific performance of this Application or any term or condition hereof. Controlling Entity specifically acknowledges for itself and on behalf of Borrower that it has an adequate remedy at law in the event of any breach of this Application by Lender.

         This Application and Lender's obligations hereunder are expressly conditioned upon the satisfactory review and underwriting of Borrower and the Property by Lender. Controlling Entity acknowledges and agrees that, notwithstanding anything to the contrary contained herein, Lender has no authority to make the Loan to Borrower unless and until written authorization to make the Loan is given by Lender's internal credit committee (the "Authorization"). Controlling Entity understands and agrees that Lender is not obligated to make the Loan contemplated hereby unless and until Lender (a) has received the Authorization for the Loan, (b) has approved this transaction by issuance of a separate approval letter (the "Final Approval Letter"), and (c) such Final Approval Letter is accepted by the Controlling Entity. The Final Approval Letter shall ratify the conditions set forth in this Application as well as add or change terms and conditions as required by Lender. Without limitation of the foregoing, Controlling Entity acknowledges and agrees that notwithstanding any assistance Lender or its advisors or correspondents may have provided Controlling Entity and/or Borrower, this Application is not an offer, a contract, a binder, a memorandum of contract, a commitment or a promise to make a loan by Lender. The terms of this Application are not all-inclusive and additions and changes may be made as Lender and its counsel deem necessary prudent or desirable. Controlling Entity hereby further acknowledges and agrees that Lender shall in



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no event be liable for any damages, costs, fees, expenses, loss of profits or liabilities whatsoever incurred by the Controlling Entity and/or Borrower including, but not limited to, consequential damages, arising from Lender's decision to not make the Loan, or failure to issue a Final Approval Letter or from any delay in closing the Loan.

         This Application shall expire and be of no further force and effect on the Outside Closing Date (as defined in Exhibit A), by which time the Loan must be closed subject to all of the terms and conditions contained herein. Notwithstanding anything to the contrary contained in this Application, the parties hereto agree that under no circumstance shall Lender be liable hereunder for any amount in excess of the amount of the Good Faith Deposit actually received by Lender less Lender's costs and expenses in connection with the Loan (whether or not funded) and the sole and exclusive remedy of the Controlling Entity and Borrower against the Lender hereunder shall be a return of the amount of the Good Faith Deposit actually received by Lender less Lender's costs and expenses in connection with the Loan (whether or not funded).

         The provisions of this Application cannot be waived or modified unless such waiver or modification is in writing and signed by both MSMCI and the Controlling Entity. The Loan application and related materials submitted to MSMCI shall survive the issuance of this Application.

         This Application may be executed in one or more counterparts each of which shall constitute an original document and all of which together shall constitute one document. Controlling Entity has executed this Application for itself and on behalf of Borrower.

         This Application and the rights of Borrower and Controlling Entity hereunder shall not be assignable by operation of law or otherwise, and any purported assignment thereof shall be null and void. Lender may assign its rights and obligations hereunder to any direct or indirect affiliate or any accommodation originator acceptable to Lender.

         If the foregoing is in accordance with your understanding of our agreement, please sign two counterparts, retain one for your records and return one to the undersigned within five (5) business days from the date hereof. Unless we receive an executed counterpart of this Application, together with the Good Faith Deposit or such required portion thereof, within five (5) business days from the date hereof, this Application shall expire and be of no further force or effect. Your timely acceptance shall represent a binding agreement between MSMCI and the Controlling Entity.


                         [NO FURTHER TEXT ON THIS PAGE]

/s/ MS
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                                               Very truly yours,



                                               <borrower signature below>


                                               By: /s/ MS
                                                   -----------------------------
                                               Name:
                                               Title:


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EXHIBIT A


                                  The Property


Name:               Vestin Building

Address:            Las Vegas, NV

Type:               Office

Net RSF:            40,940

No. of Stories:     2

Leased Occupancy:   100%

Year Built:         2004

Land Area:          2.27 acres

Parking Spaces:     205

Structure:          Concrete tilt-up



Loan Amount:        The Loan Amount for the Property will be the least of:

                    (A)  $4,950,000 (the "Projected Loan Amount");

                    (B) An amount such that the debt service coverage ratio at funding is a minimum of l.50x ("Minimum DSCR"; calculated as the ratio of MSMCI's estimated net underwritable cash flow. Debt service ratio shall be a minimum of l.50x's, based on a 20,25, or 30-year amortization.

                    (C) An amount such that the debt service coverage ratio at funding is a minimum of 1.20x (calculated as the ratio of (a) Net Cash Flow over (b) the product of (i) such amount and (ii) 10.09%;

                    (D) An amount equal to sixty percent (60%) of the appraised value of the Property pursuant to the Appraisal; and,


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                    (E)  An amount equal to fifty percent (50%) of the purchase price of the Property if the Loan is being made in connection with an acquisition of the Property, or the Property has been purchased within the last twelve months.

Loan Constant:      The Loan Constant shall be equal to (i) the sum of twelve
                    (12) regularly scheduled monthly principal and interest payments divided by (ii) the Loan Amount.

Loan Term:          Ten (10) years from the first day of the first calendar
                    month following the Closing Date or, if the Closing Date is the first day of a calendar month, ten (10) years from such day.

Interest Rate:      The greater of (i) 5.40% (the "Minimum Coupon") or (ii) the sum of (A) the current on the run ten year U.S. Treasury note as determined by Lender, (the "Base Treasury Yield") and (B) 85 basis points (the "Interest Rate Spread").
                    Interest on the Loan will be payable monthly in arrears and shall be computed on the basis of the actual number of days elapsed in the period for which such interest is payable by a daily rate based on a 360 day year. Both the Minimum
                    Coupon and the Interest Rate Spread shall be subject to change at Lender's sole discretion based upon (a) changes in U.S. Treasuries or increases in swap spreads and/or (b) changes in CMBS secondary market conditions, until the Closing Date (as defined below). Notwithstanding anything contained herein to the contrary, provided the Rate Lock
                    Date or Early Treasury Lock Date has not occurred, in the event (i) Lender exercises its rights hereunder to change the Minimum Coupon and/or the Interest Rate Spread and (ii)
                    Borrower is not willing to accept the new Interest Rate determined by Lender then, upon Borrower's written request, Lender shall refund to Borrower the amount of the Good Faith
                    Deposit actually received by Lender, less Lender's costs and expenses in connection with the loan (whether or not funded) and Lender shall have no further obligations or liability hereunder.

Regularly           Lender acknowledges that the loan will be of the fixed-rate
Scheduled P&I       variety. The regularly scheduled monthly principal and
Payment:            interest payment will be calculated by Lender based on a
                    constant stream of level monthly payments of principal and interest which would be sufficient to fully amortize the Loan over twenty-five (25).




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Outside Closing     The earlier of (i) September 15, 2004 or (ii) twenty-four
Date: (24) hours following the setting of the Interest Rate by Lender (unless Lender sets the Interest Rate pursuant to a separate Early Rate Lock Request (See Exhibit B) in which event the Outside Closing Date shall be the earlier of (a) the date set forth in clause (i) above or (b) the outside closing date for the Loan set forth in such Early Rate Lock Request); time is of the essence with respect to Controlling Entity's and Borrowers's obligation to close the Loan on or before such date. At the time of the outside closing date as set forth in the Early Rate Lock Request, Borrower may extend early rate lock and outside closing date for additional 30 days for a 5 basis point increase in interest rate spread.



Minimum Monthly     Replacement Reserve: None
Reserve Escrows:

                    Tenant Improvements/Leasing Commission Reserves: None

                    Real Estate Taxes and Insurance: None with the requirement that borrower gives Lender notice that said expense have been paid, as required by Lender.

Broker: Neither Controlling Entity nor Borrower has employed a broker other than Bruce Francis of LJ Melody ("Broker") to assist Controlling Entity in obtaining the Loan. Controlling Entity will pay all fees and expenses owing to any and all brokers and will indemnify and hold Lender harmless from any and all other brokerage claims related to the Loan transaction. Controlling Entity, for itself and on behalf of Borrower, acknowledges that Broker is not an agent of Lender and has no power or authority to bind Lender and that neither Borrower nor Controlling Entity shall be entitled to rely on any assurances or waiver given, or statements made or actions taken, by Broker which purport to bind Lender or modify or otherwise affect this Application or the Loan transaction, unless Lender has, in its sole discretion, agreed in writing with the Borrower to such assurances, waivers, statements, actions or modifications.

Key Principals:     TBD

Additional Closing  The following conditions must be met prior to the Loan
Conditions:         closing subject to Lender's satisfactory review and approval in its sole discretion:

                           1. If tenant does not extend lease for a 5-year term, evidenced by six-month notice of intent to renew as required in the initial lease term, Lender will sweep all available cashflow after debt service during the final six months into a TI/LC reserve


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                                account. Funds will be released upon full
                                repayment of all outstanding loan principal balance.

                           2. Prior to closing, Borrower will have a lease in full force and affect for the property in a final form acceptable to lender.

                           3. Carveout guarantor acceptable to Lender in all respects.

                           4. Borrower can be 100% owned by Vestin Funds III, subject to lender's approval which shall be based on review of organizational documents.

                           5. Lender will allow borrower to obtain preferred equity secured by partnership interests only up to 75% of appraised value.

                           6. Loan documents will governed by the State of Nevada.

                           7. This loan is subject to Lender's review and approval of Vestin III's financial information.


/s/ MS
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                                    EXHIBIT B


                                Summary of Terms


Borrower:         A newly formed, single purpose entity primarily affiliated with the Controlling Entity (the "Borrower") acceptable to Lender which complies with the requirements of the national credit rating agencies as determined by Lender from time to time.

Collateral:       First lien on the Borrower's fee interest in the land and
                  improvements located at the Property described in Exhibit A.
                  First security assignment of all leases, rents and contracts affecting the Property. First lien on all personal property, fixtures and equipment of the Borrower on or used in connection with the Property.

Closing Date:     The Closing Date will be the date the Loan is actually funded, which shall occur on or before the Outside Closing Date.



Rate Lock Date:   The Interest Rate will be set at Lender's sole discretion on the day of or the business day immediately preceding the Closing Date (the "Rate Lock Date") unless the Treasury Rate shall be sooner locked pursuant to a separate early rate lock request, on Lender's form (the "Early Rate Lock Request") executed and submitted by Controlling Entity and confirmed by Lender (the "Early Treasury Lock Date").

Prepayment:       The Borrower may not prepay the Loan other than pursuant to the terms hereof. After the earlier of (i) four years following the full funding of the Loan or (ii) two years after the securitization of the Loan, the Borrower may defease the Loan and have the lien on the Property released by purchasing and delivering to Lender U.S. Treasury securities in an amount sufficient to pay the remaining principal and interest due on the Loan as scheduled. Notwithstanding the preceding sentence, the Loan may be prepaid without premium during the last three
                  (3) month period immediately preceding the scheduled Loan maturity.

Loan              It is understood that the mortgage loan documents, including,
Documentation:    but not limited to, the promissory note, mortgage, tenant
                  SNDAs and estoppels and related collateral documents required by Lender (collectively, the "Loan Documents"), must be on Lender's forms without substantial changes to enable the Loan to be eligible for inclusion in a possible securitization pool. The Loan must meet standards for the commercial mortgage securitization market as determined by MSMCI from time to


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                  time. Borrower and Controlling Entity must assure compliance in this regard.

Recording Costs:  Borrower shall pay all recording costs, mortgage taxes, transfer taxes, intangible taxes, documentary stamps, filing fees and any other costs as may be necessary to effect the recording of the mortgage instrument, filing and recording of financing statements and recording of any other necessary instruments.

Good Faith        A Good Faith deposit of $25,000 shall be due and payable
Deposit:          upon acceptance of this Application.

                  Good Faith Deposit (the "Due Diligence Fee") will be used by the Lender to cover costs in connection with this proposed financing including but not limited to the following:

                       1.  a site inspection;

                       2.  travel expenses;

                       3.  insurance review costs;

                       4.  an engineering inspection report;

                       5.  an MAI appraisal report;

                       6.  a Phase 1 environmental assessment;

                       7.  credit reports;

                       8.  processing costs in the amount of $5,000;

                       9.  other out-of-pocket costs; and

                       10. a deposit towards Lender's legal fees.

                  In the event the Due Diligence Fee is found to be insufficient then Borrower and Controlling Entity will be responsible for any additional amounts owed. It is understood by Lender, Borrower and Controlling Entity that processing of the Application cannot begin until receipt by Lender of: (i) the executed Application and (ii) the Good Faith Deposit or such required portion thereof. In the event (i) Lender does not approve the proposed Loan or (ii) Lender approves the proposed Loan on terms which materially deviate from the terms of this Application and such materially different terms are not acceptable to Borrower, then upon written request of Borrower
                  (i) the aforementioned reports shall be made available to Borrower for its use in obtaining financing


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                    from another source and (ii) that portion of the Good Faith
                    Deposit actually received by Lender, less Lender's costs and expenses in connection with the Loan shall be returned to Borrower. Provided however, in the event Lender does approve the proposed Loan on terms which are acceptable to Borrower then the Good Faith Deposit actually received by Lender shall be non-refundable unless Borrower fully complies with the terms of the proposed Loan and the Loan closes. At closing, Lender shall refund to Borrower the amount of the Good Faith Deposit actually received by Lender, less Lender's costs and expenses in connection with the Loan.

Deferred            Prior to funding the Loan, Lender or its designee will
Maintenance         review engineering studies of the Property to determine the
Escrow:             amount, if any, of deferred maintenance which is required at the Property. On the Closing Date, Borrower will deposit one hundred twenty-five percent (125%). of such amount in escrow on terms acceptable to Lender. Lender will reimburse
                    Borrower from the deferred maintenance reserve escrow in accordance with the terms of the Loan Documents upon completion of all repairs.

Ongoing Escrow:     Starting on the Closing Date, Borrower shall deposit with
                    Lender escrows to assure adequate accrual of funds to pay real estate taxes, insurance, ongoing maintenance reserves, and leasing commissions and tenant improvements, all in amounts deemed adequate by Lender, but not less than such minimum amounts as may be noted in Exhibit A. None.

Required            Borrower or Controlling Entity shall provide all items
Information:        outlined in (a) through (t) in the Application in form and substance satisfactory to Lender not less than five business days prior to the Rate Lock Date.

Attorneys' Fees:    Borrower, at its own expense, will retain legal counsel to represent it at closing and deliver opinions required by the Lender. Further, Borrower and/or Controlling Entity will pay
                    Lender's attorneys' fees and expenses; including all fees and expenses of Lender's transaction counsel and local counsel, if required, in connection with the Loan, its processing and/or closing and/or in connection with any Action in any way relating to this Application (subject however, to the provisions of the 6th paragraph of this Application), whether or not the Loan closes or this Application expires, is withdrawn or is otherwise terminated, and whether or not any fee deposited by Controlling Entity for payment of such fees and expenses is sufficient. Lender will engage its counsel upon (a) receipt of the executed Application, (b) an additional legal



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                    deposit from Borrower and/or Controlling Entity, if
                    requested by Lender (such additional deposit to be added to the Good Faith Deposit or such portion thereof as delivered by Borrower and/or Controlling Entity to Lender and subject to all of the terms and conditions herein relating to the Good Faith Deposit or such portion thereof), and (c) Borrower and/or Controlling Entity's written request to Lender to engage counsel, as set forth below.

                    By initializing below, Borrower and/or Controlling Entity hereby requests that Lender immediately engage counsel and acknowledges that Borrower and/or Controlling Entity will pay Lender's attorney's fees and expenses; including all fees and expenses of Lender's transaction counsel and local counsel, if required, in connection with the Loan, its processing and/or closing and/or in connection with any Action in any way relating to this Application, whether or not the Loan closes or this Application expires, is withdrawn or is otherwise terminated, and whether or not any fee deposited by Borrower and/or Controlling Entity for payment of such fees and expenses is sufficient.
                    ( ______________ )


Title Insurance     Borrower shall purchase and deliver to Lender a preliminary
Policy and          title report and, at closing, a full-coverage mortgagee's
Financing           title insurance policy issued by one of the title companies
Statement           shown on Schedule A attached hereto together with such
Certificates:       endorsements as may be required by Lender. The form and
                    content of the title insurance policy shall be satisfactory to Lender. In addition, UCC, litigation, bankruptcy, and judgment searches presented at closing must show that there are no potential liens, judgements, financing statements or other security interests of record except those securing the Loan. The Borrower shall pay the cost of such title insurance and searches. Borrower agrees to engage the title agent and company indicated on Schedule A to issue the full coverage mortgagee title insurance policy. Borrower may also utilize a local title agent to assist with this process.


Zoning Laws and     Borrower must deliver evidence, satisfactory to MSMCI and
Regulations:        its counsel in their sole discretion, that (i) the Property is in compliance with all applicable zoning laws and regulations, (ii) all required special use permits (or the equivalent thereof in each applicable municipality) have been obtained and do not contain any unacceptable conditions or restrictions, (iii) any improvements on the Property can be fully rebuilt upon a casualty to all or part of the Property, (iv) copies of all certificates of occupancy, and
                    (v) any other evidence Lender may require in its sole discretion.

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Current As-built    Borrower shall deliver to Lender a current as-built
Survey: ALTA/ACSM survey of the Property, certified within 90 days of closing, with such detail as required by Lender. The survey must be prepared by a state-licensed surveyor and be acceptable to Lender in all respects. Borrower shall pay all survey costs.

Expenses:           Borrower and/or Controlling Entity shall pay expenses of
                    closing the Loan including, but not limited to, Borrower's legal fees, MSMCI's legal fees and expenses as described above, costs of all third party studies (including accounting, environmental, engineering and appraisal), title insurance costs and all recording and filing fees and taxes whether or not the Loan closes or this Commitment expires, is withdrawn or is otherwise terminated, and whether or not any fee deposited by Borrower and/or Controlling Entity for payment of such fees and expenses is sufficient.

Additional          No additional financing of any type will be allowed on the
Financing:          Property, the Borrower or constituent interests in the
                    Borrower.

Recourse:           Lender's recourse for all defaults in the obligations under the Loan Documents will be limited to the Property and the income derived therefrom, except in certain circumstances
                    (e.g., fraud, environmental, misrepresentation) more particularly set forth in the Loan Documents and subject to the requirements of the section entitled "Indemnity and Guaranty" below.

Reporting           During the Loan Term, Borrower and all indemnitors and
Requirements:       guarantors of the Loan shall keep adequate books and records of account in accordance with GAAP and furnish to Lender the following, all as more particularly set forth in the Loan
                    Documents:

                    (i) On a quarterly basis, rent rolls and property operating statements for the immediately preceding month or such prior period as Lender shall require, or if the Loan has been securitized or sold as a whole loan by Lender, quarterly and annual rent rolls and property operating statements;

                    (ii) annual property operating statements and operating budgets;

                    (iii) quarterly and annual balance sheets and profit and loss statements for the Borrower; and

                    (iv) such other additional financial and management information as Lender may require from time to time.

/s/ MS
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                                       14             Version Date: June 3, 2004

Assumability:       The Loan shall be assumable three (3) times after the first year of the Loan Term, on payment of three quarters of one percent (0.75%) fee, plus costs, and subject to MSMCI's approval of the transferee in accordance with the terms of the Loan Documents.

Management          Lender approves _________ as property manager. The property
Agreement:          management agreement shall be subordinate to the mortgage
                    and shall be subject to Lender's approval and shall provide that it may be terminated at Lender's option upon the occurrence of any of the following: (a) an event of default under the Loan; or (b) if the Debt Service Coverage Ratio drops below 1.15x.

Indemnity and       The Loan Documents shall contain an environmental indemnity
Guaranty:           and a guaranty of recourse obligations from Borrower,
                    Controlling Entity, and Key Principals, each of which shall be satisfactory in all respects to MSMCI.

/s/ MS
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                                       15             Version Date: June 3, 2004

                                   SCHEDULE A
                          (TITLE AGENTS AND COMPANIES)

Please select one of the following:

    Royal Abstract
--  Attn:  Martin Kravet
    500 Fifth Avenue, Suite 1940
    New York, New York 10110
    T: (212)376-0900
    F: (212)376-0911
    Email: mkravet@royalabstract.com

    First American Title Insurance Company
--  Attn:  Steve Napolitano
    633 Third Avenue
    New York, New York 10017
    T: (212)850-0640
    F: (212)331-1579
    Email: snapolitano@firstamny.com

    Lawyers Title Insurance Corporation/Commonwealth Land Title Insurance -- Company
    Attn:  Peter Doyle
    655 Third Avenue, 11th Floor
    New York, New York 10017
    T: (212)949-0100
    F: (212)986-3049
    Email: pdoyle@landam.com

X   Stewart Title Insurance Company/Fidelity Title
--  Insurance Company
    c/o Title Associates
    Attn:   Jack Foley
    825 Third Avenue, 12th Floor
    New York, New York 10022
    T: (212)758-0050
    F: (212)758-8223
    Email: jfoley@titleassociates.com


/s/ MS
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                                                      Version Date: June 3, 2004


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